Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

Issued Pursuant to the Forrester Research, Inc. Amended and Restated 2006 Equity Incentive Plan

%%DATE&&

%%FIRST_NAME%-% %%LAST_NAME%-%

%%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%ADDRESS_LINE_3%-%

%%CITY%-% %%STATE%-% %%ZIPCODE%-%

Dear %%FIRST_NAME%-%:

The undersigned (the “Participant”) (i) acknowledges that (s)he has received an award (the “Award”) of restricted stock units from Forrester Research, Inc. (the “Company”) under the Forrester Research, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”), subject to the terms set forth below in this agreement (the “Agreement”) and (ii) agrees with the Company as follows:

1. Effective Date; Restricted Stock Unit Award. This Agreement shall take effect &&DATE&& which is the date of grant of the Award. The Award gives the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, %%TOTAL_SHARES_GRANTED%-% shares of Stock (the “Shares”).

Except as otherwise expressly provided herein, all terms used herein shall have the same meaning as in the Plan.

2. Vesting. This Award shall vest twelve (12) months after the date of this Agreement, with regard to one-fourth of the total Shares under this Award (rounded to the nearest whole Share), twenty-four (24) months after the date of this Agreement with regard to an additional one-fourth of the total Shares under this Award (rounded to the nearest whole Share), thirty-six (36) months after the date of this Agreement with regard to an additional one-fourth of the total Shares under this Award (rounded to the nearest whole Share), and forty-eight (48) months after the date of this Agreement for the balance of the total Shares under this Award, provided that the Participant on each such vesting date remains a director of the Company.

3. Delivery of Shares. Subject to Section 5 below, the Company shall, on or as soon as reasonably practicable following each vesting date set forth in Section 2 above (but in no event later than March 15 of the year following the calendar year of each such vesting date, effect delivery of the Shares with respect to the vested portion of the Award to the Participant (or, in the event of the Participant’s death after vesting of all or a portion of the Award, to the person to whom the Award has passed by will or the laws of descent and distribution).

4. Dividends; Equity Interest. The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any of its subsidiaries prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends that may be declared and payable on any Share prior to the payment date with respect to such Share. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under the Award.

5. Certain Tax Matters. The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award. To the extent applicable, the Company shall, and the Participant expressly authorizes the Company to, satisfy any federal, state, local, non-U.S. or other tax withholding obligations arising in connection with the vesting of this Award or any portion thereof by having shares of Stock withheld from the Shares deliverable to the Participant upon vesting of all or any portion of the Award, up to the greatest number of whole shares with an aggregate fair market value sufficient to satisfy the minimum required withholding applicable to the amount so vesting.

6. Nontransferability. Neither this Award nor any rights with respect thereto may be sold, assigned, transferred, pledged or otherwise encumbered, except as the administrator may otherwise determine.

7. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery such number of Shares as shall be required for issuance or delivery upon vesting of the Award.

8. Legal Requirements. The Company may postpone the issuance and delivery of Shares after vesting of the Award until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same classes are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

9. Amendment. The Compensation Committee may, with the consent of the Participant in the case of an amendment that adversely affects the Participant’s rights under the Award, at any time or from time to time, amend the terms and conditions of the Award. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

10. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at its office at 60 Acorn Park Drive, Cambridge, Massachusetts 02140, or at such other address as the Company by notice to the Participant may designate in writing from time to time; to the Participant, at the address shown below his signature on this Agreement, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

11. Personal Data. Participant agrees, understands and acknowledges that by signing this Agreement, Participant has given his/her voluntary and explicit consent to the Company to process personal data and/or sensitive personal data concerning the Participant, including but not limited to the information provided in this Agreement and any changes thereto, other necessary or appropriate personal and financial data relating to Participant and Participant’s Award, participation in the Plan, and the Shares acquired upon vesting of the Award. Participant also hereby gives his or her explicit and voluntary consent to the Company to transfer any such personal data and/or sensitive personal data or information outside the country or jurisdiction in which the Participant works or is employed in order for the Company to fulfill its obligations under this Award and the Plan. Participant acknowledges that the Company and any subsidiary may make such personal data available to one or more third parties selected by the Company or the Administrator who provide services to the Company relating to the Award and the Plan. Participant hereby acknowledges that he or she has been informed of his or her right of access to his or her personal data by contacting the Chief Legal Officer of the Company. Participant understands and acknowledges that the transfer of the personal data is important to the administration of the Award and the Plan and that failure to consent to the transmission of such data may limit his or her participation in the Plan.

12. Incorporation of Plan; Interpretation. The Award and this Agreement are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms, conditions, and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Participant hereby acknowledges by his signature below. A determination of the Compensation Committee as to any questions which may arise with respect to the interpretation of the provisions of this Award and of the Plan shall be final. The Compensation Committee may authorize and establish such rules, regulations, and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Forrester Research, Inc.

By:
Chief Legal Officer

Participant

Signature:

Name of Participant:                                                                                 Date: Effective %%DATE%%

Address of Participant: